U.S. Securities and Exchange Commission

Washington, D.C. 20549

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Form 8-k

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

of earliest event reported)

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) February 12, 2014

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Commission File No. 000-53674

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Revolutionary Concepts, Inc.

(Exact name of small business issuer as specified in its charter)

Nevada	27-0094868
(State or other jurisdiction of incorporat ion or organization)	(IRS Employer Identification No.)

1914 JN Pease Place,

Charlotte, NC 28262

(Address of principal executive offices)

(980) 225-5376

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", "us", "our", "our company" “RCI” refer to Revolutionary Concepts, Inc., a Nevada corporation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Section 8 - Other Events

Item 8.01 Other Events

Revolutionary Concepts Signs Agreement with Company for Global License of Its Patented Technology Security System

Revolutionary Concepts Inc., has signed an Agreement with a company that acquired an exclusive global license from REVO to commercialize REVO’s patented wireless security alarm services system. The Licensee is a company that buys and markets security systems and other technologies, and has signed a multi-year worldwide licensing agreement for them to commercialize REVO’s patented “EyeTalk Communicator System”.

The terms of the Agreement include among other things; an exclusive worldwide license of REVO’s patented technologies, associated intellectual property rights, future improvements to the technologies and the right of the Licensee to sublicense the patents to other companies. REVO will also receive an up-front sign-up fee or pre-commercialization fee of $900,000 in consideration. REVO would receive ongoing royalties and licensing fees throughout the duration of the agreement, subject to actual income generated from the exploitation of the patents and sublicenses. The Licensee plans to commercialize and exploit the patents in the marketplace to achieve the maximum financial benefit for both companies.

The Licensed Patents Rights covered by the License Agreement include the following Patent Application Serial Numbers;

1. US 8,164,614 B2 - Dated Apr. 24 2012, Communication And Monitoring

2. US 8,154,581 B2 - Dated Apr. 10 2012, Audio-Video Communication System For Receiving Person At Entrance

3. US 8,144,184 B2 - Dated Mar. 27, 2012, Detection And Viewing System

4. US 8,144,183 B2 - Dated Mar 27, 2012, Two-Way Audio-Video Communication Method For Receiving Person At Entrance

5. US 8,13,9098 B2 - Dated Mar. 20, 2012, Video Communication Method For Receiving Person At Entrance

6. US 7,192,644 B2 - Dated Mar. 20, 2007, Automated Audio Video Messaging And Answering System

The Licensee formed a new subsidiary company specifically with the intention to acquire, commercialize, exploit and market REVO’s patented system and to sell sublicenses to other companies. The Agreement with the Licensee includes an agreement for non-disclosure and confidentiality, and therefore does not allow us to disclose the Licensee’s name at this time, however, it should likely be disclosed at a later date.

Item 9.01 Financial Statements and Exhibits.

(d) None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Revolutionary Concepts, Inc.
Date: February 12, 2014	By:	/s/ Ronald Carter

Ronald Carter Chairman and President